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                                                                  EXHIBIT 10(r)

                           PURCHASE AND SALE AGREEMENT



     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into this 27th day of July, 2000, by and between C. R. BARD, INC., a New Jersey corporation, having an address of 730 Central Avenue, Murray Hill, New Jersey 07974 (the "SELLER"), and ALPHA INDUSTRIES, INC., a Delaware corporation, having an address of 20 Sylvan Road, Woburn, Massachusetts 01801 or its nominee (the "BUYER").

                                R E C I T A L S:

     Seller is the owner of certain Premises, as hereinafter defined, which it desires to sell to Buyer. Buyer desires to purchase the Premises on the terms and conditions set forth herein.

                              A G R E E M E N T S:

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

     1. PURCHASE AND SALE AND DESCRIPTION OF PROPERTY. Seller shall sell and Buyer shall purchase, upon and subject to the terms, conditions, stipulations and agreements hereinafter set forth, all of Seller's right, title and interest in the following (collectively, the "PROPERTY"):

          (a) all that certain real property consisting of approximately 41.5 acres of land together with the building thereon containing approximately 125,000 square feet of space and the other improvements thereon located at 25 Computer Drive, Haverhill, Massachusetts, as more particularly described on EXHIBIT A attached hereto, together with all right, title and interest of Seller if any in and to any land lying in the bed of any streets (open or proposed) adjacent or abutting or adjoining such property, together with all rights, privileges, rights of way and easements appurtenant to such property, including, without limitation, all minerals, oil or gas on or under such property, development rights, air rights, water rights, and any easements, rights of way or other interests in, on or under any lands, highways, alleys, streets, marshes, marshlands, waterways or rights of way abutting or adjoining such property (the "PREMISES"); and

          (b) all fixtures, equipment and appliances, including, without limitation, all electrical light fixtures, heating equipment, air conditioning equipment, air compressors, and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Premises, owned by Seller and located at the Premises (the "PERSONALTY").

          (c) all studies, surveys, plans, specifications, reports, approvals, licenses, permits, certificates, special permits, site plan approvals and variances benefiting, owned or caused to be prepared by Seller relating to the Property which are currently in Seller's actual possession.



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     2.  PURCHASE PRICE.  The purchase price for the Premises shall be Eight
Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00) (the "Purchase Price") payable in the following manner:

          (a) Three Hundred Thousand Dollars ($300,000.00) has been paid to the Escrow Agent (as defined in Section 13) as a deposit (such amount, together with all interest earned thereon, shall be referred to herein as the "DEPOSIT") as of the date of this Agreement.

          (b) The balance of the Purchase Price, i.e., Eight Million Four Hundred Fifty Thousand Dollars ($8,450,000.00), shall be paid by Buyer to Seller at the time of the delivery of the Deed (as defined in Section 3.1) by Federal funds wire transfer as directed by Seller or by certified or cashier's check payable directly to Seller without any intervening endorsement.

     3.  CONDITION OF TITLE AND PROPERTY.

          3.1. TITLE SUBJECT TO. Seller shall convey the Premises to Buyer (or to a nominee of Buyer, which nominee shall be designated in writing by Buyer to Seller not later than ten (10) days prior to the Closing) by quitclaim deed (the "DEED"), conveying good and clear record and marketable title, free from encumbrances, except the following and any Title Defects (as defined in Section 3.5) to which Buyer has waived its rights (collectively the "PERMITTED ENCUMBRANCES"):

          (a) Any state of facts that would be disclosed by an accurate survey;

          (b) Covenants, restrictions, easements, reservations and agreements of record;

          (c) Building and zoning restrictions, ordinances, and regulations affecting the Premises adopted by the city, town or village in which the Premises lies or by any other governmental authority having jurisdiction thereof, and all amendments or additions thereto now or which will be in force and effect on the Closing Date, or any extension thereof;

          (d) Any and all assessments for municipal betterments becoming liens subsequent to the date hereof; and

          (e) All real and personal property taxes, water charges and sewer rents, which are not due and payable as of the date of the Closing.

          3.2. REGISTERED TITLE. If title to all or a portion of the Premises is registered, the Deed shall be in a form sufficient to entitle Buyer to a certificate of title to all or such portion of the Premises, and Seller shall deliver with the Deed all instruments, if any, necessary to enable Buyer to obtain such certificate of title.

          3.3. MASSACHUSETTS CONVEYANCING STANDARDS. Title matters shall be governed by customary Massachusetts title standards or practices, to the extent the same are applicable.

          3.4. CONDITION OF PROPERTY. The Property is to be purchased and sold in its "as is" condition as of the date of this Agreement, reasonable wear and tear excepted, without representation or warranty by Seller, and free of all claims of and possession by tenants and

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occupants. Buyer hereby expressly agrees that the Due Diligence Period set forth in Section 6 below will afford Buyer sufficient access to the Property and opportunity to conduct such physical inspections of the Property as Buyer desires. Buyer acknowledges and agrees that, except as expressly set forth in this Agreement, no representations or warranties have been made or are made by Seller or by any officer, person, firm, agent or representative acting or purporting to act on behalf of Seller, as to the condition or repair of the Property, fitness of the Property for any particular purpose, compliance of the Property with any laws, or the value, expense of operating, or income potential of the Property, or as to any other fact or condition which has or might affect the Property or the condition, repair, fitness for a particular purpose, compliance with laws, value, expense of operation or income potential of the Property or any portion thereof. The provisions of this Section shall survive indefinitely, including the Closing and delivery of the Deed, or earlier termination of this Agreement.

          3.5. BUYER'S TITLE REVIEW PERIOD. Buyer shall order, at its sole cost and expense, an owner's title insurance commitment to insure fee simple title to the Premises. If the title insurance commitment indicates the existence of any liens or encumbrances, which would impair the title or Buyer's intended use of the Premises for light manufacturing purposes (collectively the "TITLE DEFECTS") then Buyer shall give written notice thereof to Seller and provide Seller with a copy of the title insurance commitment and document creating the Title Defect on or before 5:00 p.m. on the date which is forty-five (45) days from the date hereof ("BUYER'S TITLE NOTICE"). Buyer waives any right to object to any liens or encumbrances that are not set forth in Buyer's Title Notice unless such lien or encumbrance first appears of record after the date of Buyer's title insurance commitment, in which event it shall be considered a Title Defect to which Buyer has not waived its rights. Seller shall use reasonable efforts to cure all Title Defects other than those listed in Section 3.1 above, before the Closing Date, as such date may be extended in accordance with Section 3.6 below, provided however that in no event shall Seller be obligated to spend in excess of $25,000.00 to cure Title Defects. Notwithstanding and in addition to the foregoing $25,000.00 limitation on Seller's Title Defect cure obligations, Seller shall satisfy mortgages, mechanics liens and voluntary liens and any involuntary liens which exist as of the date hereof and any involuntary liens which arise after the effective date of Buyer's title insurance commitment.

          3.6. EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM. In the event that Seller is unable to eliminate all Title Defects to which Buyer has not waived its rights, or is unable to arrange for title insurance satisfactory to Buyer over such matters, or shall fail to deliver possession of the Property in accordance with the terms, conditions and provisions contained in this Agreement, Seller may by written notice to the Buyer, delivered at or before the time for performance hereunder, extend the time for performance hereof for a period of thirty (30) days.

          3.7. FAILURE TO PERFECT TITLE OR MAKE PROPERTY CONFORM. If, at the Closing or the expiration of the extended time as provided in Section 3.6 hereof (if any), Seller shall have failed to remove any Title Defects, deliver possession, satisfy the Seller's obligations or make the Property conform, as the case may be, all as herein agreed, the sole liability and obligation of the Seller at law or in equity shall be to return the Deposit (along with any interest which accrued under the escrow account) and all other obligations of all parties hereto shall cease, except for

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those obligations which specifically survive the Closing or earlier termination of this Agreement, and this Agreement shall terminate and be void, without recourse by the parties hereto.

          3.8. BUYER'S ELECTION TO ACCEPT THE PROPERTY, TITLE. Buyer shall have the election, at either the original or any extended time for performance, to accept such title as Seller can deliver and such performance as Seller has achieved and to accept the Property in its then condition and to pay therefor the Purchase Price without deduction, in which case Seller shall convey such title, except that in the event of such conveyance in accordance with the provisions of this Section, if the Property shall have been damaged by fire or casualty insured against, then Seller shall, unless Seller has previously restored the Property to their former condition, (a) pay over or assign to the Buyer, on delivery of the Deed, all amounts recovered or recoverable on account of any available insurance, less any amounts reasonably expended by the Seller for any partial restoration (provided Seller has obtained Buyer's reasonable approval of said restorations), or (b) if a holder of a mortgage on the Premises shall not permit the insurance proceeds or a part thereof to be used to restore the Premises to their former condition or to be so paid over or assigned, give Buyer a credit against the Purchase Price at the Closing equal to the amount so recovered or recoverable and retained by the holder of the mortgage less any amounts expended by Seller for any partial restoration (provided Seller has obtained Buyer's reasonable approval of said restorations).

          3.9. QUALITY OF TITLE. Title to the Premises shall be deemed to be satisfactory and in compliance with the provisions of Section 3.1 hereof and with other applicable provisions of this Agreement if a nationally-recognized title insurance company is willing to issue to the Buyer, upon delivery from Seller to Buyer of the Deed contemplated by this Agreement and upon recordation of such Deed, at normal title insurance premium rates, an owner's title insurance policy (on the then-current ALTA form) insuring fee title in the Buyer, free from all exceptions other than standard preprinted exclusions from coverage (except with the standard survey exception deleted if Buyer obtains a survey and with the standard exceptions for parties in possession and mechanics liens deleted based upon affidavits of Seller), and those permitted by Section
3.1 hereunder.

          3.10. ACCEPTANCE OF DEED. The acceptance of the Deed by the Buyer shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of the Deed.

          3.11. USE OF PURCHASE MONEY TO CLEAR TITLE. To enable the Seller to convey the Premises as herein provided, the Seller may, at the time of the delivery of the Deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of the Deed.

     4. BUYER'S FAILURE TO PERFORM. If Buyer shall fail or refuse to perform any obligations hereunder, Seller shall retain the Deposit, along with any interest which may have accrued under the escrow account, as liquidated damages as its sole and exclusive remedy at law or in equity, it being agreed that Seller's damages are impossible to ascertain. Buyer and Seller shall thereafter be released from further liability hereunder, except for those obligations, if any,

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which expressly survive the Closing or earlier termination of this Agreement including, without limitation, the obligations of Buyer described in Section 6 hereof.

     5. DELIVERY OF RECORDS. If Seller has not already done so, Seller shall deliver to Buyer, not later than five (5) days after execution of this Agreement, copies of all plans, drawings, specifications and surveys of the Premises, maintenance and service contracts and inspection, environmental and other reports relating to the Premises, including the environmental reports listed on EXHIBIT B attached hereto (collectively, the "ENVIRONMENTAL REPORTS"), which, to the best of Seller's knowledge, exist and are in its possession or under its control (collectively, the "RECORDS").

     6. BUYER'S DUE DILIGENCE PERIOD. Buyer and its duly licensed agents and engineers shall have the right, from and after the date of this Agreement, until 5:00 p.m. on the date which is forty-five (45) days from the date hereof, or the earlier termination of this Agreement (the "DUE DILIGENCE PERIOD"), to enter upon the Premises to perform, at Buyer's sole cost and expense, tests, inspections and investigations of the Property including but not limited to surveys, environmental studies and examination of all structural and mechanical systems, a review of the Records and an analysis of applicable zoning laws to determine compliance of the Property with such laws for Buyer's intended use of the Property. If Buyer wishes to engage in any engineering investigations which will damage or disturb any portion of the Premises, Buyer shall obtain Seller's prior consent thereto, which shall not be unreasonably withheld. Buyer hereby agrees to indemnify Seller against any and all claims, liabilities or penalties on account of or based upon any injury to any person or loss of or damage to any property arising out of or in connection with Buyer's entry onto the Premises for the performance of such due diligence investigations (except if the injury, loss or damage is directly attributable to an existing condition or some negligent act or omission of Seller), and Buyer agrees to promptly restore the Premises, at Buyer's sole cost and expense, to substantially its condition before Buyer's entry onto the Premises. The provisions to this paragraph shall survive the Closing or earlier termination of this Agreement.

     Buyer shall maintain, at Buyer's expense, a policy of commercial general liability insurance, with a broad-form contractual liability endorsement covering Buyer's indemnification obligations under this Agreement, with a combined single limit of not less that $2,000,000 per occurrence for bodily injury and property damage, insuring Buyer and Seller as additional insured against any injuries or damages to persons or property that may result from or are related to (i) Buyer's and/or Buyer's agents or contractors entry upon the Premises, (ii) any investigations or other activities conducted thereon, and
(iii) any and all other activities undertaken by Buyer and/or Buyer's representatives, all of which insurance shall be on an "occurrence form" and otherwise in such forms and with an insurance company acceptable to Seller, and deliver a certificate of such insurance policy to Seller prior to the first entry on the Premises;

     If Buyer is dissatisfied, in its sole discretion, with its tests, inspections and investigations, Buyer may, upon written notice to Seller, elect to terminate this Agreement, provided such notice is delivered on or before 5:00 p.m. on the last day of the Due Diligence Period and, with respect to a termination due to environmental conditions, such notice is accompanied by a written report

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documenting Buyer's determination prepared by an engineer licensed as a licensed site professional. Any matter or issue discovered by Buyer during the Due Diligence Period shall be disclosed to Seller who shall comply with any notification requirement relating thereto. In the event Buyer elects to terminate this Agreement in accordance with this Section 6, the Deposit shall be refunded to Buyer, along with any interest which accrued thereunder, and thereafter all other obligations of the parties hereto shall cease (excluding those obligations which expressly survive the Closing or earlier termination of this Agreement). If Buyer fails to deliver written notice terminating this Agreement and any accompanying material required by this Section 6 on or before 5:00 p.m. on the last day of the Due Diligence Period in accordance herewith, Buyer shall be deemed to have waived its right to terminate the Agreement under this Section 6.

     7.  THE CLOSING.

          7.1. CLOSING DATE. The closing of the purchase and sale of the Premises contemplated hereunder (the "CLOSING") shall be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or another location agreed to in writing by Buyer and Seller), on the date which is fifteen
(15) days after the end of the Due Diligence Period, unless otherwise agreed to by the parties hereto (the "CLOSING DATE").

          7.2. DOCUMENTS OF TRANSFER. The Premises shall be conveyed and transferred on the Closing Date, as the same may be extended in accordance with the terms of this Agreement, to Buyer, or to a nominee of Buyer, pursuant to the following documents of transfer:

          (a) PREMISES. Seller shall convey title to the Premises to Buyer by the Deed as defined in Section 3.1, which shall conform to customary Massachusetts conveyancing standards and shall be in a form reasonably satisfactory to Buyer's title insurance company.

          (b) PERSONALTY. Seller shall convey title to the Personalty to Buyer by a bill of sale in form and substance satisfactory to Buyer and Seller, together with an assignment to Buyer of any guarantees and warranties benefiting the Personalty.

          (c) TITLE DOCUMENTS. Seller shall deliver a certificate of non-foreign status, a parties-in-possession and mechanics' lien affidavit, and such other certificates as are customary and are reasonably required by Buyer's title insurance company.

          (d) AUTHORITY DOCUMENTS. Seller shall deliver such legal existence certificates, clerk's certificates and corporate votes as may be necessary to provide evidence of Seller's authority to execute and deliver the Deed.

     7.3. APPORTIONMENT AND ADJUSTMENT. On the Closing Date, Buyer and Seller shall apportion, adjust and prorate the following items in the manner hereinafter set forth:

          (a) TAXES AND OPERATING EXPENSES. All real estate taxes, charges and assessments affecting the Premises ("TAXES"), all charges for water, electricity, sewer rental, gas, telephone and all other utilities ("OPERATING EXPENSES"), shall be prorated on a per diem basis as of the date of Closing. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are


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issued. If any Operating Expenses cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far and shall be re-adjusted within one hundred twenty (120) days after the end of the calendar year in which the Closing occurs after final Operating Expenses are determined. Buyer hereby agrees to assume all non-delinquent assessments affecting the Premises, whether special or general.

          (b) CLOSING PAYMENTS. On the Closing Date, Seller shall each pay the cost of all deed stamps, transfer taxes and conveyance fees. On the Closing Date, Seller shall pay the cost of all recording fees attributable to title clearing documents and any other costs or fees incurred by Seller. On the Closing Date, Buyer shall pay in immediately available funds all recording or filing fees in connection with the filing of the Deed; and the costs associated with any title insurance policies obtained by Buyer, any mortgage application and financing fees, and any other costs and fees incurred by Buyer including survey costs.

     The provisions of this Section 7.3 shall survive the Closing.

     8. BROKERAGE INDEMNIFICATION WARRANTY. Buyer warrants and represents to Seller and Seller represents and warrants to Buyer that it has dealt with no real estate broker, salesperson, finder or other person entitled to a commission or fee in connection with the negotiation or execution of this Agreement or the consummation of the transaction contemplated hereby except for CB Richard Ellis/Whittier Partners and Trammell Crow Company (collectively, the "BROKERS"), and each agrees to hold the other harmless from and indemnify the other against all damages, claims, losses and liabilities, including legal fees, incurred by the other arising out of or resulting from the breach of its representation and warranty set forth in this Section 8. Seller agrees to pay the Brokers an amount equal to four percent (4%) of the Purchase Price to be shared equally by the Brokers, which amount constitutes all brokerage fees and commissions earned by the Brokers with respect to the transactions contemplated by this Agreement, provided that this amount shall be paid if and only if Seller delivers and Buyer accepts the Deed and the full Purchase Price is tendered to Seller. The representations and warranties of this Section 8 shall survive the Closing or earlier termination of this Agreement.

     9.  REPRESENTATIONS AND WARRANTIES.

          9.1. SELLER'S REPRESENTATIONS. Seller represents and warrants the following are true and correct as of the date of this Agreement and shall be true and correct at the Closing.

          (a) Seller is a corporation duly organized and validly existing in good standing under the laws of the State of New Jersey, has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder: (i) have been duly authorized by all requisite corporate action, and (ii) will not conflict with, or result in a breach of, any of the terms and provisions of any law, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or the Premises, or any agreement or instrument to which Seller is a party or by which it is bound which would have an adverse effect upon this Agreement or the Premises.


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          (b) To the best of Seller's knowledge there is no litigation or proceeding pending or threatened, which would prevent Seller from complying with any of its obligations under this Agreement.

          (c) Seller has not been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for the appointment of any receiver or trustee; nor has Seller commenced any proceeding relative to the reorganization, dissolution or liquidation of Seller.

          (d) Seller has not received any notice of any moratorium, condemnation proceeding or proceedings or agreement in the nature of eminent domain or for the dedication of any part of the Premises to any public or quasi-public agency ("Taking") in connection with the Premises; and to the best knowledge of Seller, no such proceeding or agreement is contemplated.

          (e) To the best of Seller's knowledge, there are no assessments or special assessments (including, without limitation, assessments for municipal improvements) filed, pending or proposed against the Property or any portion thereof, including, without limitation, any street improvement or special district assessments.

          (f) To the best of Seller's knowledge, no part of the Premises has been used as a cemetery or burial ground.

          (g) Seller has not received any notice that any default or breach exists under any covenant, condition, restriction, right of way, easement or other encumbrance affecting any part of the Premises and has no knowledge of any fact or condition which would constitute such default or breach.

          (h) There is not now pending, nor to the best knowledge of Seller has there been threatened, any action, suit, or proceeding against or affecting Seller or the Premises before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding may reasonably be expected to have a material adverse affect on the Premises (including the use and development of the Premises for multi-family residential purposes), or would interfere with Buyer's or Seller's ability to consummate the transactions contemplated by this Agreement or would in any case or in the aggregate have a material adverse affect, financial or otherwise, on the business or affairs of Seller.

          (i) Seller is not a "foreign person", as defined under Internal Revenue Code Section 1445.

          (j) There are no management service, supply, maintenance or other contracts with respect to or affecting the Premises and which would be binding upon Buyer or the Property after the Closing.

          (k) To Seller's actual knowledge, there are no underground storage tanks in, on, under or about the Premises.

          (l) Seller has not entered into any presently effective contracts or contracts regarding the sale, conveyance, transfer or disposition of the Property (except for the within

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Agreement). Seller has not granted to anyone and no one possesses any option to purchase or right of first refusal to purchase the Property. Seller has not entered into any occupancy contract, leases or the like with respect to the Property and no one has any right to use or occupy the Property.

          9.2. BUYER'S REPRESENTATIONS. Buyer represents and warrants the following are true and correct on the date of this Agreement and shall be true and correct at the Closing.

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in The Commonwealth of Massachusetts and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder: (i) have been duly authorized by all requisite corporate action, and (ii) will not conflict with, or result in a breach of, any of the terms and provisions of any law, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Buyer, or any agreement or instrument to which Buyer is a party or by which it is bound which would have an adverse effect upon this Agreement.

          (b) To the best of Buyer's knowledge there is no litigation or proceeding pending or threatened, which would prevent Buyer from complying with any of its obligations under this Agreement.

          (c) Buyer has not been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for the appointment of any receiver or trustee; nor has Buyer commenced any proceeding relative to the reorganization, dissolution or liquidation of Buyer.

          9.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise provided herein, all of Seller's and Buyer's warranties, covenants and representations made in this Agreement shall survive delivery of the Deed for a period of sixty (60) days and it shall be a condition of the obligation of either party to close under this Agreement that all warranties and representations made by the other are true both as of the date hereof and as of the Closing in all material respects.

          9.4. NO OTHER REPRESENTATIONS. Neither Buyer nor Seller shall be liable or bound for any verbal or written statements, representation, or information pertaining to the Premises furnished by any real estate broker, agent, employee, servant, or any other person, unless the same are specifically set forth herein. All oral or written prior statements, representations, or promises, if any, and all prior negotiations and agreements are superseded by this Agreement and merged herein.

     10. NOTICES. Unless and until changed by written notice as provided herein, all notices, demands and requests which may or are required to be given by either party to the other shall be in writing, and shall be sent by (i) personal delivery, (ii) reputable overnight carrier or (iii) United States registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth below:

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     To Seller:                                To Buyer:
     C. R. Bard, Inc.                          Alpha Industries, Inc.
     730 Central Avenue                        20 Sylvan Road
     Murray Hill, NJ 07974                     Woburn, MA 01801
     Attention:  John R. Myers, Esq.           Attention:  James Nemiah, Esq.
       Associate General Counsel                           General Counsel

     WITH A COPY TO:                           WITH A COPY TO:

     Palmer & Dodge LLP                        Riemer & Braunstein LLP
     One Beacon Street                         7 New England Executive Park
     Boston, MA 02108-3190                     Burlington, MA  01803
     Attention:  Francesco A. De Vito, Esq.    Attention:  Mark T. Vaughan, Esq.

     To Escrow Agent:  Trammell Crow Company
                       125 High Street
                       Boston, MA 02110
                       Attention:  Michael P. Dalton

     All notices, demands and requests which shall be served upon either party in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the times such notice, demand or request shall be duly mailed to the other party, or if personally delivered or sent by telecopier or reputable overnight carrier, upon receipt.

     11. AUTHORITY. Buyer and Seller represent and warrant to each other that each has the requisite authority to enter into this Agreement and that upon execution by both Buyer and Seller, this Agreement shall be binding upon Buyer and Seller.

     12. CONFIDENTIALITY. Buyer agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Premises and its financing thereof, any of the Records or other documents, material or information regarding the Premises supplied to Buyer by Seller or by any third party at Seller's request, including, without limitation, the Environmental Reports furnished to Buyer, and Buyer shall not disclose the Records or such other documents, materials or information to any persons other than to Buyer's consultants on a "need to know" basis, and then only upon making such persons aware of the confidentiality restrictions and procuring the agreement of such persons to abide by this confidentiality obligation, unless Buyer is compelled to disclose the Records or such other documents, material or information by law or by subpoena. Buyer agrees to indemnify and hold harmless Seller from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys' fees) arising out of Buyer's breach of this Section 13. In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return promptly to Seller all of the Records and the documents, material or information regarding the Premises supplied to Buyer by Seller at no cost or expense to Seller. The provisions of this Section 12 shall survive indefinitely, including the termination of this Agreement, but shall no longer be applicable following Closing in accordance with the terms of this Agreement.

     13. DEPOSIT. The Deposit shall be delivered to Trammell Crow Company, as escrow agent (the "ESCROW AGENT"), in accordance with Section 2 hereof. The Deposit shall be held by the Escrow Agent in a federally-insured, interest bearing escrow account. The Deposit shall be paid to Seller at Closing, and shall be nonrefundable, except in the event of a default by Seller hereunder or a cancellation of this Agreement by Buyer in accordance with the provisions of this Agreement. The duties of the Escrow Agent and the rights and obligations of Buyer and Seller with respect to the Escrow Agent are as set forth in that certain Escrow Agreement of even date herewith in the form of EXHIBIT C hereto.

     14.  Miscellaneous.

          (a) This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular unless the same shall be in the writing and signed by or on behalf of the party to be charged therewith.

          (b) This Agreement shall be interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts. If any provisions of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable.

          (c) Except as otherwise provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns.

          (d) All prior understandings and agreements between the parties are merged in this Agreement which alone fully and completely expresses the agreement between them, and which is entered into after full investigation, neither party relying upon any statement or representation made by the other not embodied in this Agreement, and without regard to or aid of canons requiring construction against the grantor, Seller or party drawing this Agreement.

          (e) This Agreement shall not be recorded by Buyer and any recordation or attempted recordation by Buyer hereof shall be void and shall constitute a default by Buyer hereunder.

          (f) No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

          (g) Each party hereto shall from time to time exercise, acknowledge and deliver such further instruments and perform such additional acts as the other party may reasonably request to effectuate the intent of this Agreement.

          (h) Each of the exhibits and schedules referred to herein and attached hereto is incorporated herein by this reference.

          (i) If suit or action is filed to interpret or enforce this Agreement, the prevailing party shall be entitled to be awarded its reasonable attorneys' fees in addition to other costs and disbursements allowed by law, including the same with respect to an appeal.

          (j) This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     15. PERFORMANCE. Time is of the essence of this Agreement. If any outside date for the performance of any obligation or giving of any notice under this Agreement shall occur on a weekend or legal holiday, then the date for such performance or notice shall be extended until the next succeeding business day.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       SELLER:

                                       C. R. BARD, INC.

Taxpayer ID#  22-1454160

                                       By: /s/ Nadia C. Adler
                                          -------------------------------------
                                           Name:  NADIA C. ADLER
                                           Title:  Vice President



                                        BUYER:

                                        ALPHA INDUSTRIES, INC.

Taxpayer ID#  04-2302115

                                         By: /s/ James C. Nemiah
                                            -----------------------------------
                                             Name:  JAMES C. NEMIAH
                                             Title:  Corporate Counsel

                                    EXHIBIT A
                                    ---------

                              PROPERTY DESCRIPTION

A certain parcel of land and improvements thereon situated in Haverhill, Essex County, Massachusetts, shown as Lot 4B on the plan referred to below and bounded and described according to said plan as follows:

Beginning at the Southwest corner of Lot 4B at Computer Drive and thence running N12(degree)-22'-40"E 49.63 feet;

thence running along a curve to the left with a radius of 1030.00 feet, 327.66 feet;

thence running N05(degree)-50'-56"W 282.90 feet;

thence running along a curve to the right with a radius of 470.00 feet, 424.55 feet;

thence running N45(degree)-54'-24"E 750.93 feet;

thence running on a curve to the right with a radius of 470.00 feet, 301.39 feet;

thence running N82(degree)-38'-51"E 101.81 feet;

thence running along a curve to the right with a radius of 45.02 feet, 70.72 feet;

thence running S78(degree)-42'-31"W 200.00 feet;

thence running S33(degree)-02'-04"W 341.43 feet;

thence running S18(degree)-07'-11"E 165.00 feet;

thence running S48(degree)-07'-11"E 130.00 feet;

thence running S84(degree)-00'-37"E 154.13 feet;

thence running S35(degree)-44'-09"E 768.65 feet;

thence running S68(degree)-18'-23"W 507.90 feet;

thence running S27(degree)-00'-01"E 449.46 feet;

thence running S28(degree)-55'-24"W 228.00 feet;

thence running along a curve to the right with a radius of 191.00 feet, 196.02 feet;

thence running S87(degree)-43'-30"W 189.17 feet;

thence running along a curve to the left with a radius of 283.00 feet, 243.59 feet;

thence running N29(degree)-43'-52"W 568.48 feet;

thence running N78(degree)-37'-37'W 252.30 feet; to the point of beginning.

     Lot 4B contains approximately 1,808,136 square feet of land according to a plan entitled "PLAN OF LAND IN HAVERHILL, MASS" dated May, 1987, prepared by Merrimack Engineering Services, 66 Park Street, Andover, Massachusetts 01810 (the "Plan"), recorded as Plan No. ______.

     Together with any right Grantor may have of access to Lot 4B on Computer Drive and any other rights Grantor may have in Computer Drive, in common with Grantor, Computer Drive having been conveyed to the City of Haverhill by Grantor by deed dated December 2, 1985 and recorded with the Essex South District Registry of Deeds at Book 8167, Page 594, and subject to and together with the benefit of rights, restrictions, easements and agreements of record, whether imposed prior to or during the period of Grantor's ownership of the property.

                                    EXHIBIT B
                                    ---------

                              Environmental Reports
                              ---------------------

Site Assessment Relative to Oil and Hazardous Material, Lot 4 Computer Drive, Haverhill Technology Park, Haverhill, MA June 1987 prepared by The BSC Group, Inc.

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into this 27th day of July, 2000, by and among C.R. Bard, Inc. (the "SELLER"), Alpha Industries, Inc. (the "BUYER") and Trammell Crow Company (the "ESCROW AGENT").

                                    RECITALS

     Seller and Buyer have entered into a Purchase and Sale Agreement dated as of July 27, 2000 (the "PURCHASE AGREEMENT") for the purchase of certain Property (as defined in the Purchase Agreement);

     Seller and Buyer desire the Escrow Agent to serve as escrow agent in connection with the Purchase Agreement; and

     The Escrow Agent is willing to administer the escrow under the terms and conditions of this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. There is herewith deposited with the Escrow Agent the amount of $300,000.00 (such amount, together with all interest earned thereon, shall be referred to herein as the "DEPOSIT"), receipt of which deposit is hereby acknowledged by the Escrow Agent. The Deposit shall be held by the Escrow Agent in a federally-insured, interest bearing escrow account. The Deposit shall be paid to Seller at Closing or otherwise in accordance with Section 4 of the Purchase Agreement, and shall be nonrefundable, except in the event of a default by Seller under the Purchase Agreement or a cancellation of the Purchase Agreement by Buyer in accordance with the provisions of the Purchase Agreement.

     2. The Escrow Agent shall be obligated to perform only such duties as are specifically set forth in this Agreement and shall not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for actions taken in bad faith or in a grossly negligent manner. In the event of a disagreement between Buyer and Seller, the Escrow Agent shall be entitled in its sole discretion to refuse to comply with any claims or demands on it with respect to the funds held by it until such matter is resolved, and in so refusing such Escrow Agent shall make no delivery or other disposition thereof and shall not be or become liable in any way to the other parties hereto for its failure or refusal to comply with such claims or demands. The parties hereto hereby agree not to make any claim or institute any legal proceeding against the Escrow Agent, and agree to indemnify, defend and hold Escrow Agent harmless against any claim or liability, arising out of this Agreement, the Purchase Agreement or resulting from the Escrow Agent's performance of its obligations under this Agreement, except such claims as may arise from Escrow Agent's action taken in bad faith or in a grossly negligent manner. Without limiting the generality of the foregoing, the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting in reliance upon an opinion of independent counsel selected by the Escrow Agent or upon any order, notice, instruction, certificate, request or other document or endorsement thereon believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be bound by any modification of this Agreement unless such modification is in writing and signed by Buyer, Seller and Escrow Agent.

     3. If a controversy arises between any of the parties hereto, or between any person not a party hereto and any of the parties hereto, as to whether or not or to whom the Escrow Agent shall deliver all or any portion of the Deposit, or in the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Deposit which in its opinion are in conflict with any of the provisions of this Agreement, the Escrow Agent shall refrain from taking any action other than to keep safely the Deposit until it shall have been directed otherwise by a writing signed by the parties hereto or by final order of a court of competent jurisdiction. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Buyer or Seller to honor or comply with any provisions of this Agreement.

     4. The Escrow Agent may resign at any time upon not less than ten (10) days' prior written notice to Buyer and Seller, provided that a successor Escrow Agent shall have been appointed prior to the effective date of such resignation. If a successor Escrow Agent shall not have been appointed by Buyer and Seller within seven (7) days after the giving of such notice of resignation, the resigning Escrow Agent may (i) itself appoint as successor Escrow Agent any bank or trust company having a principal place of business in the City of Boston,
(ii) petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or (iii) deposit all funds and documents held by the Escrow Agent with any court of competent jurisdiction. Every successor Escrow Agent appointed hereunder shall execute and deliver to Buyer, Seller and the resigning Escrow Agent an instrument accepting such appointment, and thereupon (or upon such deposit of funds and documents with a court of competent jurisdiction) such resignation shall become effective and the successor Escrow Agent, without further act or execution of any further document, shall become vested with all the rights, powers and duties of the resigning Escrow Agent. Upon transfer of all funds and documents held by the Escrow Agent to such successor Escrow Agent, or the deposit thereof with a court of competent jurisdiction, the resigning Escrow Agent shall be relieved of all further responsibilities.

     5. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular unless the same shall be in the writing and signed by or on behalf of the party to be charged therewith. This Agreement shall be interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts. If any provisions of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Notices delivered hereunder shall be given in the manner and to the addresses as described in Section 10 of the Purchase and Sale Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       SELLER:

                                       C. R. BARD, INC.

Taxpayer ID#  22-1454160

                                       By: /s/ Nadia C. Adler
                                          -------------------------------------
                                           Name:  NADIA C. ADLER
                                           Title:  Vice President



                                        BUYER:

                                        ALPHA INDUSTRIES, INC.

Taxpayer ID#  04-2302115

                                         By: /s/ James C. Nemiah
                                            -----------------------------------
                                             Name:  JAMES C. NEMIAH
                                             Title:  Corporate Counsel


                                         ESCROW AGENT:

                                         TRAMMELL CROW COMPANY



                                          By: /s/ Michael P. Dalton
                                             ----------------------------------
                                              Name:  MICHAEL P. DALTON
                                              Title:  Senior Associate